UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Invesco QQQ TrustSM, Series 1

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Lower QQQ fees start with your vote. Shareholders of Invesco QQQ ETF can vote to modernize the fund and reduce expenses by 10%.

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